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                                                                    EXHIBIT 3.14

                 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
     PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PROVISIONS HAVE BEEN OBSCURED.

                               AMENDMENT NUMBER 1


This AMENDMENT, dated as of December 19, 2003 to the Exclusive License Agreement between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK and VIVENTIA BIOTECH, INC. dated June 23, 2003.

WHEREAS, the parties entered into an Exclusive Option Agreement dated March 1, 2002, attached hereto and incorporated herein as Exhibit A, (the "Option") relating to certain research of Dr. Ilya Trakht at Columbia relating to MFP-2 (the "Field"); and

WHEREAS, the parties have entered into an Exclusive License Agreement dated June 23, 2003, attached hereto and incorporated herein as Exhibit B, (the "License") relating to the Field; and

WHEREAS, the parties wish to amend the License in accordance with the financial terms in the Option;

NOW, THEREFORE, the parties agree as follows:

      1) The first three lines of the first sentence in Section 5(a)(ii) of the License are deleted and replaced by the following:

          "Company, Affiliate, and Collaborative Sublicensees shall pay to
Columbia a royalty of [            ] ( %) on Company, Affiliate, and
Collaborative Sublicensee Net Sales, provided that in the event that with ... " (the remainder of the sentence being the same as in Section 5(a)(ii) of the License).

      2) All terms that are defined in the License shall have the same meaning in this Amendment #1.

      3) All other terms and conditions of the License are confirmed and remain in full force and effect..

     IN WITNESS WHEREOF, Columbia and the Company have caused this Amendment #1 to be executed by their duly authorized representatives as of the day and year first written above.



                         [SIGNATURES ON FOLLOWING PAGE]

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    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.
                  CONFIDENTIAL PROVISIONS HAVE BEEN OBSCURED.



                             THE TRUSTEES OF COLUMBIA UNIVERSITY
                             IN THE CITY OF NEW YORK



                             By:   /s/Michael Cleare
                                   ---------------------------------------------
                                   Michael J. Cleare, PhD
                                   Executive Director
                                   Science & Technology Ventures

                             Date: January 5, 2004
                                   ---------------------------------------------


                                   VIVENTIA BIOTECH, INC.



                             By:   /s/Nick Glover
                                   ---------------------------------------------
                                   Nick Glover, Ph.D.
                                   Vice President,
                                   Corporate Development & Product Operations

                             Date: December 19, 2003
                                   ---------------------------------------------